Exhibit 99.1

Lexaria Announces Option and Warrant Transactions.

Kelowna, British Columbia – December 1, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) announces various stock, option and warrant transactions.

Lexaria announces it has received US$6,733.02 from the exercise of a compensation option certificate previously granted. The compensation option certificate was exercised at the price of US$0.42 and a total of 16,031 common shares are being issued. This exercise is by a third party who is neither an officer nor a director of the Company. The Company has also issued 8,016 warrants with an exercise price of US$0.60 and an expiration date of April 3, 2019, related to the compensation option certificate.

Lexaria is issuing 14,634 restricted common shares at an issuance price of US$0.82 per shares to settle US$12,000 of debt to a director of the Company.

Lexaria is granting 200,000 stock options with an exercise price of US$0.83 and an expiration date of December 1, 2022 to an officer of the Company, pursuant to an existing management contract. Lexaria is awarding 250,000 stock warrants with an exercise price of US$0.83 and an expiration date of December 1, 2019 to a manager of the Company, pursuant to a management contract.

Lexaria is awarding a total of 209,056 restricted common shares at an issuance price of US$0.82 as required by intellectual property performance thresholds within an existing management consulting contract with the Company divided between three officers and three managers.

Following issuance of these common shares, Lexaria will have 69,674,919 common shares issued and outstanding. No commissions or placement fees have been paid related to the funds received from these warrants exercised. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive patented technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Ambarii, and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.